Exhibit 10.19

Additional Compensation Information

On February 8, 2005, the Compensation Committee of the Company recommended, and the Board of Directors approved, the following 2005 annual base salaries payable to M. Christine Jacobs, James A. MacLennan, Bruce W. Smith, R. Michael O’Bannon and Tracy C. Caswell (the “Executive Officers”). With respect to Ms. Jacobs’ 2005 salary, the determination was made by the independent directors of the Company.

Named Executive Officer	Base Salary for 2005
Jacobs	$431,000
MacLennan	$270,000
Smith	$237,000
O’Bannon	$186,000
Caswell	$180,000

Information regarding director compensation is set forth in the Company’s Form 8-K filed February 14, 2005 and incorporated by reference herein.